MATERIAL CHANGE REPORT

FORM 53-901F (FORMERLY FORM 27) UNDER SECTION 85(1) OF THE BRITISH COLUMBIA SECURITIES ACT
FORM 27 UNDER SECTION 118(1) OF THE ALBERTA SECURITIES ACT
FORM 27 UNDER SECTION 75(2) OF THE ONTARIO SECURITIES ACT
FORM 27 UNDER SECTION 73 OF THE QUEBEC SECURITIES ACT
FORM 27 UNDER SECTION 81(2) OF THE NOVA SCOTIA SECURITIES ACT
FORM 26 UNDER SECTION 76(2) OF THE NEWFOUNDLAND SECURITIES ACT
FORM 25 UNDER SECTION 84(1)(B) OF THE SASKATCHEWAN SECURITIES ACT
NATIONAL POLICY 40 MANITOBA/NEW BRUNSWICK/PRINCE EDWARD ISLAND/YUKON
(INDIVIDUALLY, THE "ACT" AND COLLECTIVELY, THE "SECURITIES ACTS")

Item 1:        Reporting Issuer

State the full name and address of the principal office in Canada of the reporting issuer.

Queenstake Resources Ltd.
712C - 12th Street
New Westminster, B.C. V3M 4J6

Item 2:        Date of Material Change

May 30, 2003

Item 3:        Press Release

The Press Release was disseminated on June 2, 2003, to the Toronto Stock Exchange being the only exchange upon which the shares of the Company are listed and through various other approved public media and was SEDAR filed with the provincial securities commissions.

Item 4:        Summary of Material Change(s)

Queenstake Resources Ltd. (TSX:QRL) signed a definitive asset purchase and sale agreement with subsidiaries of AngloGold Limited and Meridian Gold, Inc. as scheduled on May 30, 2003 to acquire their respective 70% and 30% interests in the Jerritt Canyon mine. Terms were unchanged from the May 20, 2003 letter of intent announced on News Release NR03-09.

Item 5:        Full Description of Material Change

The Issuer signed a definitive asset purchase and sale agreement with subsidiaries of AngloGold Limited and Meridian Gold, Inc. as scheduled on May 30, 2003 to acquire their respective 70% and 30% interests in the Jerritt Canyon mine. Terms were unchanged from the May 20, 2003 letter of intent announced on News Release NR03-09.

The acquisition remains subject to regulatory approval, and Queenstake shareholder approval to be sought on June 16, 2003 at an adjourned and reconvened annual and special meeting. As previously announced Queenstake intends to finance the acquisition by the issue of US$20 to $25 million of secured, senior debt financing with a two-year term and by a US$15 to $20 million brokered equity financing.

Due diligence is underway by both the broker and lending institutions.

Item 6:        Reliance on Section 85(2) of the Securities Act (British Columbia), or
                    Reliance on Section 118(2) of the Securities Act (Alberta), or
                    Reliance on Section 84(2) of the Securities Act, 1988 (Saskatchewan), or
                    Reliance on Section 75(3) of the Securities Act (Ontario), or
                    Reliance on Section 81(3) of the Securities Act (Nova Scotia), or
                    Reliance on National Policy No. 40 (Manitoba), or
                    Reliance on Section 74 of the Securities Act (Quebec), or
                    Reliance on Section 5 of the Regulation to the Securities Act (Newfoundland), or
                    Reliance on National Policy No. 40 (New Brunswick), or
                    Reliance on National Policy No. 40 (Prince Edward Island), or
                    Reliance on National Policy No. 40 (Yukon).

Not applicable.

Item 7:        Omitted Information

Not applicable

Item 8:        Senior Officers

The following senior officer of the Issuer is knowledgeable about the material change and may be contacted by the Commission at the following address and telephone number:

Doris Meyer, Chief Financial Officer, Vice President Finance and Corporate Secretary (604) 516-0566

Item 9:        Statement of Senior Officer

The foregoing accurately discloses the material changes referred to herein.

DATED at the City of New Westminster, in the Province of British Columbia, this 6th day of June, 2003.

"Doris Meyer"

_______________________________
Doris Meyer, Vice-President, Finance and Corporate Secretary

IT IS AN OFFENCE UNDER THE SECURITIES ACT AND THE ALBERTA SECURITIES COMMISSION RULES FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THE RULES THAT, AT THE TIME AND IN LIGHT OF CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

ANY FEE PAYABLE TO THE ALBERTA SECURITIES COMMISSION UNDER THE SECURITIES ACT, THE SECURITIES REGULATION AND THE ALBERTA SECURITIES COMMISSION RULES SHALL BE PAID TO THE ALBERTA SECURITIES COMMISSION IN ACCORDANCE WITH THE REQUIREMENTS OF THE FEE SCHEDULE TO THE SECURITIES REGULATION. ANY FAILURE TO ACCOMPANY A FORM OR APPLICATION WITH THE PRESCRIBED FEE SHALL RESULT IN THE RETURN OF THAT FORM OR APPLICATION.

IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE SECURITIES ACT OR THIS REGULATION THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION. [NOVA SCOTIA]

IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQURIED TO BE FILED OR FURNISHED UNDER THE ACT OR THESE REGULATIONS THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE IS A MISREPRESENTATION. [SASK/NWFD]